UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 20, 2026
______________________
State Street Corporation
(Exact name of Registrant as Specified in its Charter)
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Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Congress Street
Boston	Massachusetts	02114
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting held on May 20, 2026, 240,977,249 shares of State Street’s common stock were represented in person or by proxy. This represented approximately 86.98% of the 277,035,190 shares of State Street’s common stock outstanding as of the close of business on March 25, 2026, the record date for the Annual Meeting. The following matters were voted on at the meeting:
•the election of thirteen director nominees;
•the approval of an advisory proposal on executive compensation;
•the ratification of the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2026; and
•a shareholder proposal requesting the adoption of a policy and amendment to the by-laws requiring the Chair of the Board be an independent member of the Board in the next CEO transition.
The shareholders voted: to elect the thirteen director nominees; to approve the advisory proposal on executive compensation; to ratify the selection of the independent registered public accounting firm; and against the shareholder proposal.
The number of votes cast for or against and the number of abstentions and broker non-votes, as applicable, in connection with each matter presented for shareholder consideration at the meeting, are set forth below:

Proposal 1 - Election of Directors

	For	Against	Abstain	Broker Non-Votes

Marie A. Chandoha	222,741,619	761,920	203,964	17,269,746
DonnaLee A. DeMaio	222,816,719	688,830	201,954	17,269,746
Amelia C. Fawcett	217,704,303	5,806,668	196,532	17,269,746
William C. Freda	218,319,030	5,187,501	200,972	17,269,746
Susan M. Gordon	223,171,019	333,404	203,080	17,269,746
Patricia M. Halliday	223,093,530	410,852	203,121	17,269,746
Sara Mathew	221,633,071	1,738,746	335,686	17,269,746
William L. Meaney	218,875,686	4,631,398	200,419	17,269,746
Ronald P. O'Hanley	211,448,466	12,060,580	198,457	17,269,746
Sean O'Sullivan	223,086,639	416,577	204,287	17,269,746
Julio A. Portalatin	221,943,492	1,560,483	203,528	17,269,746
Brian J. Porter	222,797,391	705,296	204,816	17,269,746
John B. Rhea	218,747,409	4,755,226	204,868	17,269,746

Proposal 2 - Advisory Proposal on Executive Compensation

For	Against	Abstain	Broker Non-Votes
207,894,340	15,187,360	625,803*	17,269,746
93.2%	6.8%	*	*

Proposal 3 - Ratification of the Selection of Ernst & Young LLP as State Street’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2026

For	Against	Abstain	Broker Non-Votes
221,395,564	19,494,699	86,986*	**
91.9%	8.1%	*	**

Proposal 4 – Shareholder Proposal Requesting the Adoption of a Policy and Amendment to the By-Laws Requiring the Chair of the Board to be an Independent Member of the Board in the next CEO transition

For	Against	Abstain	Broker Non-Votes
51,352,459	171,324,674	1,030,370*	17,269,746
23.1%	76.9%	*	*

* Not counted as votes cast
** Not applicable

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

*	104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ Mark Shelton
		Name:	Mark Shelton
		Title:	Executive Vice President, General Counsel and Secretary
Date:	May 26, 2026